SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

ProAssurance Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Zip code)	(Address of Principal Executive Office )

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 1.01	Entry into a Definitive Material Agreement

On November 21, 2013, ProAssurance sold its 5.30% Senior Notes due 2023 in original principal amount of $250,000,000 (the “Notes”) pursuant to the Underwriting Agreement dated November 18, 2013, between ProAssurance and Goldman Sachs & Co. and Wells Fargo Securities, LLC as representatives for the underwriters in the offering of the Notes. The Notes were registered under the Securities Act of 1933, as amended (the “Securities Act’) under ProAssurance’s automatic shelf registration statement on SEC Form S-3 (the “Registration Statement”) filed on May 23, 2013 (File No. 333 -188786). The net proceeds from the sale of the Notes are estimated to be approximately $248.1 million, and are expected to be used for general corporate purposes, including contributions to the capital of insurance subsidiaries, repayment of debt and other capital management activity.

The Notes will bear interest at a fixed rate of 5.30% per annum from the date of issuance on November 21, 2013. Interest is payable semi-annually on May 15 and November 15 beginning on May 15, 2014. Principal on the Notes is payable in full on November 15, 2023 unless the Notes are sooner redeemed, at any time at the option of ProAssurance, at the greater of par or the sum of the present values of the outstanding principal and interest payments on the Notes calculated at 40 basis points above the current rate for U.S. Treasury Notes with a term comparable to the period remaining until the maturity of the Notes.

The Notes have been issued under an Indenture dated November 21, 2013, between ProAssurance and Wilmington Trust Company, as trustee, as supplemented by the First Supplemental Indenture of even date with respect to the Notes. The Notes are unsecured obligations of ProAssurance. ProAssurance has agreed not to pledge the stock of its significant subsidiaries (as defined in the Indenture) as security for any other indebtedness unless it also provides that the Notes are secured equally and ratably with such indebtedness. There are no restrictions on the payment of dividends or other financial covenants in the Indenture or the First Supplemental Indenture.

A copy of each of the Underwriting Agreement, the Indenture, the First Supplemental Indenture, the Notes in global form and the legal opinion relating to the legality of the Notes are attached to this report as exhibits. The foregoing description is a brief summary of the material provisions of these documents. The summary does not purport to be complete and is qualified in its entirety by reference to these documents.

These exhibits are required to be filed as part of the Registration Statement and are incorporated by reference into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation

The information in Item 1.01 is incorporated by reference herein.

Item 9.01	List of Exhibits

The following are filed as exhibits to this report:

1.1	Underwriting Agreement dated November 18, 2013, between ProAssurance and Goldman Sachs & Co. and Wells Fargo Securities, LLC as representatives of the underwriters named therein;

4.1	Indenture dated November 21, 2013, between ProAssurance and Wilmington Trust Company as Trustee;

4.2	First Supplemental Indenture dated November 21, 2013, between ProAssurance and Wilmington Trust Company;

5.1	Opinion of Burr & Forman as to the legality of the Notes; and

23.1	Consent of Burr & Forman (included in Exhibit 5.1).

[Signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2013

PROASSURANCE CORPORATION

By:	/s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice President

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